Exhibit 99.1

Semtech Announces Fourth Quarter and Fiscal Year 2020 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--March 11, 2020--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its fourth quarter and fiscal year 2020, which ended January 26, 2020.

Highlights for the Fourth Quarter and Fiscal Year 2020

  Q4 FY2020 net sales of $138.0 million, GAAP EPS of $0.04 and non-GAAP EPS of $0.40
  FY2020 net sales of $547.5 million, GAAP EPS of $0.47 and non-GAAP EPS of $1.52
  Cash flow from operations was $45.3 million, or 33% of net sales, in Q4 FY2020 and was $118.6 million, or 22% of net sales, in FY2020
  Refinanced the prior credit facility with a new $600.0 million revolving credit facility
  Repurchased 0.5 million shares for $27.6 million in Q4 FY2020 and 1.5 million shares for $70.2 million in FY2020

Results on a GAAP basis for the Fourth Quarter and Fiscal Year 2020

($ in millions, except for earnings per diluted share data)

	Q4 FY2020	FY2020
Net Sales	$138.0	$547.5
GAAP Gross Margin	61.1%	61.5%
GAAP SG&A Expense	$43.0	$163.1
GAAP R&D Expense	$27.4	$107.4
GAAP Operating Expense	$74.1	$284.7
GAAP Operating Margin	7.4%	9.5%
GAAP Net Income Attributable To Common Stockholders	$2.9	$31.9
GAAP Earnings Per Diluted Share	$0.04	$0.47

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Fourth Quarter and Fiscal Year 2020 (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP items set forth in the tables below):

($ in millions, except for earnings per diluted share data)

	Q4 FY2020	FY2020
Non-GAAP Gross Margin	61.5%	61.8%
Non-GAAP SG&A Expense	$29.8	$117.5
Non-GAAP R&D Expense	$24.1	$96.2
Non-GAAP Operating Expense	$54.0	$213.7
Non-GAAP Operating Margin	22.5%	22.7%
Non-GAAP Net Income Attributable To Common Stockholders	$26.8	$102.7
Non-GAAP Earnings Per Diluted Share	$0.40	$1.52

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “We delivered fiscal Q4 results at the upper end of our guidance and ended with a solid finish to a challenging year. In fiscal year 2020, we continued to invest in our disruptive product platforms while delivering strong operating cash flow and are very well positioned in our target markets including hyper scale data centers and 5G infrastructure, Internet Of Things (IOT) and mobile systems." Maheswaran continued, "Despite the ongoing geopolitical challenges and the uncertainties associated with the coronavirus, we believe the long-term sustainability of our secular growth drivers, along with our balanced end-market approach and strong customer relationships, should enable the Company to deliver a strong financial performance in fiscal year 2021 and beyond.”

First Quarter of Fiscal Year 2021 Outlook

Both the GAAP and non-GAAP first quarter of fiscal year 2021 outlook below take into account, based on the Company's current estimates, the anticipated, but uncertain, impact to the Company of the export restrictions pertaining to Huawei and certain of its affiliates imposed by the U.S. Department of Commerce, as well as of the coronavirus. The Company is unable to predict the full impact such challenges may have on its future results of operations.

GAAP First Quarter of Fiscal Year 2021 Outlook

  Net sales are expected to be in the range of $125.0 million to $135.0 million
  GAAP Gross margin is expected to be in the range of 60.6% to 61.6%
  GAAP SG&A expense is expected to be in the range of $35.5 million to $36.5 million
  GAAP R&D expense is expected to be in the range of $27.5 million to $28.5 million
  GAAP Intangible amortization expense is expected to be approximately $2.8 million
  GAAP Effective tax rate is expected to be in the range of 23% to 27%
  GAAP Earnings per diluted share are expected to be in the range of $0.10 to $0.15
  Fully-diluted share count is expected to be approximately 67.0 million shares
  Share-based compensation is expected to be approximately $10.5 million, categorized as follows: $0.5 million cost of sales, $7.0 million SG&A, and $3.0 million R&D
  Capital expenditures are expected to be approximately $6.0 million
  Depreciation expense is expected to be approximately $5.7 million

Non-GAAP First Quarter of Fiscal Year 2021 Outlook (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP items set forth in the tables below)

  Non-GAAP Gross margin is expected to be in the range of 61.0% to 62.0%
  Non-GAAP SG&A expense is expected to be in the range of $28.0 million to $29.0 million
  Non-GAAP R&D expense is expected to be in the range of $24.0 million to $25.0 million
  Non-GAAP Effective tax rate is expected to be in the range of 14% to 16%
  Non-GAAP Earnings per diluted share are expected to be in the range of $0.30 to $0.36

Correction of Immaterial Errors

During the fourth quarter of fiscal year 2020, management identified certain immaterial errors related to share-based compensation expense of market-based awards granted during fiscal years 2018, 2019 and 2020. The errors resulted from adjustments to the grant date fair value of the market-based awards that were incorrectly accounted for as performance-based awards. The Company concluded that the impact of these errors was immaterial and has corrected its consolidated financial statements for these errors for all prior periods presented in this press release.

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its fourth quarter and fiscal year 2020 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through April 8, 2020 at the same website or by calling (877) 660-6853 and entering conference ID 13692226.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP metrics. The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures. The Company’s non-GAAP measures of gross margin, SG&A expenses, R&D expenses, operating expenses, operating margin, effective tax rate, net income attributable to common stockholders and earnings per diluted share exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related gains or losses
  Litigation expenses or dispute settlement charges or gains
  Cumulative other reserves associated with historical activity including environmental and pension
  Equity in net gains or losses of equity method investments
  Loss on early extinguishment of debt

To provide additional insight into the Company's first quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations because these non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

As noted in its first quarter fiscal year 2019 earnings release, the Company is no longer adjusting prior-period non-GAAP performance metrics of net sales and gross margin to exclude the cost of the Comcast Warrant as the Comcast Warrant was fully vested in the first quarter of fiscal year 2019. The Company in previous periods had excluded the recognized cost of the Comcast Warrant from non-GAAP net sales and non-GAAP gross margin because the cost related to a non-routine, non-cash equity award that was provided to Comcast as an incentive to deploy a network based on technology developed by the Company and because the Comcast Warrant would not have had an ongoing impact on revenues in future periods.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP measures for the fourth quarter of fiscal year 2019, the third and fourth quarters of fiscal year 2020, and the full-year fiscal 2020 and fiscal 2019 periods, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP effective tax rate) to their most comparable GAAP measures for the first quarter of fiscal year 2021. The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of the non-GAAP effective tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges that are excluded from this non-GAAP measure. We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the first quarter of fiscal year 2021 outlook; the negative impact of the novel coronavirus outbreak on global economic conditions and on the Company's business operations, sales and operating results; the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions related to Huawei; future operational performance; the anticipated impact of specific items on future earnings; and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Annual Report on Form 10-K as a result of the completion of the Company’s financial closing procedures, final adjustments, annual audit by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; the uncertainty surrounding the impact and duration of the novel coronavirus outbreak on global economic conditions and on the Company's business and results of operations; export restrictions and laws affecting the Company's trade and investments including with respect to Huawei, and tariffs or the occurrence of trade wars; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle, decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; and the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from Asian, European and global economic dynamics. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 2019, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for high-end consumer, enterprise computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (unaudited)

	Three Months Ended			Twelve Months Ended
	January 26, 2020	October 27, 2019	January 27, 2019	January 26, 2020	January 27, 2019
	Q420	Q320	Q419	Q420	Q419
Net sales	$138,001	$141,011	$160,006	$547,512	$627,196
Cost of sales	53,724	54,763	61,139	210,828	250,174
Gross profit	84,277	86,248	98,867	336,684	377,022
Operating costs and expenses:
Selling, general and administrative	43,032	37,777	36,525	163,106	145,246
Product development and engineering	27,356	26,976	28,447	107,368	109,047
Intangible amortization	3,725	3,770	6,728	16,546	26,649
Changes in the fair value of contingent earn-out obligations	(32)	(152)	—	(2,345)	(9,419)
Total operating costs and expenses	74,081	68,371	71,700	284,675	271,523
Operating income	10,196	17,877	27,167	52,009	105,499
Interest expense	(1,859)	(2,183)	(2,457)	(9,106)	(9,202)
Non-operating (expense) income, net	(7)	644	1,909	2,893	3,823
Investment impairments	(1,211)	—	—	(1,211)	(30,000)
Income before taxes and equity in net gains (losses) of equity method investments	7,119	16,338	26,619	44,585	70,120
Provision for taxes	4,190	2,693	12,861	12,828	1,040
Net income before equity in net gains (losses) of equity method investments	2,929	13,645	13,758	31,757	69,080
Equity in net gains (losses) of equity method investments	—	352	(85)	109	(126)
Net income	2,929	13,997	13,673	31,866	68,954
Net loss attributable to noncontrolling interest	(5)	—	—	(5)	—
Net income attributable to common stockholders	$2,934	$13,997	$13,673	$31,871	$68,954

Earnings per share:
Basic	$0.04	$0.21	$0.21	$0.48	$1.05
Diluted	$0.04	$0.21	$0.20	$0.47	$1.01

Weighted average number of shares used in computing earnings per share:
Basic	66,041	66,387	65,525	66,263	65,982
Diluted	67,051	67,318	68,165	67,418	68,481

SEMTECH CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	January 26, 2020	January 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$293,324	$312,120
Accounts receivable, net	61,927	79,223
Inventories	73,010	63,679
Prepaid taxes	10,718	8,406
Other current assets	21,757	21,876
Total current assets	460,736	485,304
Non-current assets:
Property, plant and equipment, net	124,418	118,488
Deferred tax assets	19,409	13,576
Goodwill	351,141	351,141
Other intangible assets, net	20,012	36,558
Other assets	76,032	57,028
Total assets	$1,051,748	$1,062,095

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$48,009	$43,183
Accrued liabilities	50,632	68,462
Current portion, long term debt	—	18,269
Total current liabilities	98,641	129,914
Non-current liabilities:
Deferred tax liabilities	3,600	3,363
Long term debt, less current portion	194,743	192,845
Other long-term liabilities	78,249	54,078
Stockholders’ equity	676,269	681,895
Noncontrolling interest	246	—
Total liabilities & equity	$1,051,748	$1,062,095

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION (in thousands) (unaudited)

	Twelve Months Ended
	January 26, 2020	January 27, 2019
Net income	$31,866	$68,954

Net cash provided by operations	118,616	183,563
Net cash used in investing activities	(34,334)	(36,218)
Net cash used in financing activities	(103,078)	(143,148)
Net (decrease) increase in cash and cash equivalents	(18,796)	4,197
Cash and cash equivalents at beginning of period	312,120	307,923
Cash and cash equivalents at end of period	$293,324	$312,120

	Three Months Ended
	January 26, 2020	October 27, 2019	January 27, 2019
	Q420	Q320	Q419
Free Cash Flow:
Cash Flow from Operations	$45,255	$33,268	$47,198
Net Capital Expenditures	(2,647)	(3,516)	(4,124)
Free Cash Flow:	$42,608	$29,752	$43,074

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended			Twelve Months Ended
	January 26, 2020	October 27, 2019	January 27, 2019	January 26, 2020	January 27, 2019
	Q420	Q320	Q419	Q420	Q419
Gross Margin–GAAP	61.1%	61.2%	61.8%	61.5%	60.1%
Share-based compensation	0.4%	0.4%	0.3%	0.3%	0.3%
Adjusted Gross Margin (Non-GAAP)	61.5%	61.6%	62.1%	61.8%	60.4%

	Three Months Ended			Twelve Months Ended
	January 26, 2020	October 27, 2019	January 27, 2019	January 26, 2020	January 27, 2019
	Q420	Q320	Q419	Q420	Q419
Selling, general and administrative–GAAP	$43,032	$37,777	$36,525	$163,106	$145,246
Share-based compensation	(10,762)	(9,323)	(9,914)	(38,556)	(35,431)
Transaction and integration related	(141)	258	(41)	(1,118)	(1,993)
Restructuring and other reserves	(1,910)	—	(252)	(4,621)	(1,021)
Litigation cost, net of recoveries	(410)	(205)	575	(1,340)	6,921
Adjusted selling, general and administrative (Non-GAAP)	$29,809	$28,507	$26,893	$117,471	$113,722

	Three Months Ended			Twelve Months Ended
	January 26, 2020	October 27, 2019	January 27, 2019	January 26, 2020	January 27, 2019
	Q420	Q320	Q419	Q420	Q419
Product development and engineering–GAAP	$27,356	$26,976	$28,447	$107,368	$109,047
Share-based compensation	(3,282)	(3,180)	(2,075)	(11,565)	(8,268)
Transaction and integration related	67	593	(186)	427	(783)
Restructuring and other reserves	—	—	—	—	252
Litigation cost, net of recoveries	—	—	—	—	(784)
Adjusted product development and engineering (Non-GAAP)	$24,141	$24,389	$26,186	$96,230	$99,464

	Three Months Ended			Twelve Months Ended
	January 26, 2020	October 27, 2019	January 27, 2019	January 26, 2020	January 27, 2019
	Q420	Q320	Q419	Q420	Q419
Operating cost and expense–GAAP	$74,081	$68,371	$71,700	$284,675	$271,523
Share-based compensation	(14,044)	(12,503)	(11,989)	(50,121)	(43,697)
Intangible amortization	(3,725)	(3,770)	(6,728)	(16,546)	(26,649)
Transaction and integration related	(74)	851	(226)	(691)	(2,777)
Restructuring and other reserves	(1,910)	—	(252)	(4,621)	(769)
Litigation cost, net of recoveries	(410)	(205)	575	(1,340)	6,137
Changes in the fair value of contingent earn-out obligations	32	152	—	2,345	9,419
Adjusted operating cost and expense (Non-GAAP)	$53,950	$52,896	$53,080	$213,701	$213,187

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED) (in thousands, except per share data) (unaudited)

	Three Months Ended			Twelve Months Ended
	January 26, 2020	October 27, 2019	January 27, 2019	January 26, 2020	January 27, 2019
	Q420	Q320	Q419	Q420	Q419
Operating Margin–GAAP	7.4%	12.7%	17.0%	9.5%	16.8%
Share-based compensation	10.6%	9.2%	7.8%	9.5%	7.3%
Intangible amortization	2.7%	2.7%	4.2%	3.0%	4.2%
Transaction and integration related	0.1%	(0.6)%	0.1%	0.1%	0.4%
Restructuring and other reserves	1.4%	—%	0.2%	0.8%	0.2%
Litigation cost, net of recoveries	0.3%	0.1%	(0.4)%	0.2%	(1.0)%
Changes in the fair value of contingent earn-out obligations	—%	(0.1)%	—%	(0.4)%	(1.5)%
Adjusted Operating Margin (Non-GAAP)	22.5%	24.0%	28.9%	22.7%	26.4%
	Three Months Ended			Twelve Months Ended
	January 26, 2020	October 27, 2019	January 27, 2019	January 26, 2020	January 27, 2019
	Q420	Q320	Q419	Q420	Q419
GAAP net income attributable to common stockholders	$2,934	$13,997	$13,673	$31,871	$68,954

Adjustments to GAAP net income attributable to common stockholders:
Share-based compensation	14,590	13,055	12,517	52,049	45,336
Intangible amortization	3,725	3,770	6,728	16,546	26,649
Transaction and integration related	74	(851)	227	691	2,777
Restructuring and other reserves	1,910	—	252	4,621	769
Litigation cost, net of recoveries	410	205	(575)	1,340	(6,137)
Changes in the fair value of contingent earn-out obligations	(32)	(152)	—	(2,345)	(9,419)
Investment impairments	1,211	—	—	1,211	30,000
Investment gain	—	—	(1,288)	—	(1,288)
Loss on early extinguishment of debt	514	—	—	514	—
Total Non-GAAP adjustments before taxes	22,402	16,027	17,861	74,627	88,687
Associated tax effect	1,474	(2,276)	5,929	(3,701)	(25,350)
Equity in net (gains) losses of equity method investments	—	(352)	85	(109)	126
Total of supplemental information, net of taxes	23,876	13,399	23,875	70,817	63,463
Non-GAAP net income attributable to common stockholders	$26,810	$27,396	$37,548	$102,688	$132,417

Diluted GAAP earnings per share	$0.04	$0.21	$0.20	$0.47	$1.01
Adjustments per above	0.36	0.20	0.35	1.05	0.92
Diluted non-GAAP earnings per share	$0.40	$0.41	$0.55	$1.52	$1.93

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED) (in thousands, except per share data) (unaudited)

	Three Months Ended			Twelve Months Ended
	January 26, 2020	October 27, 2019	January 27, 2019	January 26, 2020	January 27, 2019
	Q420	Q320	Q419	Q420	Q419
Comcast Warrant*
Impact on Net Sales	$—	$—	$—	$—	$(21,501)
Associated tax effect	—	—	—	—	3,678
Impact on EPS	$—	$—	$—	$—	$(0.26)

*In consideration of discussions held with the Securities and Exchange Commission, we will no longer adjust net sales for the impact of the Warrant for any comparable historical periods presented. The Company will instead provide GAAP net sales for historical periods presented and will separately disclose the impact of the Warrant on the financial statement line items impacted by the Warrant.

SEMTECH CORPORATION RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK First Quarter of Fiscal Year 2021 Outlook (in millions, except per share data)

	Q1 FY21 Outlook
	April 26, 2020
	Low	High
Gross Margin–GAAP	60.6%	61.6%
Share-based compensation	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	61.0%	62.0%

	Low	High
Selling, general and administrative–GAAP	$35.5	$36.5
Share-based compensation	(7.0)	(7.0)
Transaction and integration related	(0.5)	(0.5)
Adjusted selling, general and administrative (Non-GAAP)	$28.0	$29.0

	Low	High
Product development and engineering–GAAP	$27.5	$28.5
Share-based compensation	(3.0)	(3.0)
Transaction and integration related	(0.5)	(0.5)
Adjusted product development and engineering (Non-GAAP)	$24.0	$25.0

	Low	High
Diluted GAAP earnings per share	$0.10	$0.15
Share-based compensation	0.16	0.16
Transaction, restructuring, and acquisition related expenses	0.02	0.02
Amortization of acquired intangibles	0.04	0.04
Associated tax effect	(0.02)	(0.01)
Diluted adjusted earnings per share (Non-GAAP)	$0.30	$0.36

Contacts

Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com